Exhibit 99.1

AAR REPORTS FIRST QUARTER 2022 RESULTS

•	First quarter sales of $455 million, up 14% over the prior year

•	First quarter GAAP diluted earnings per share from continuing operations of $0.31 compared to a loss per share of $(0.40) in Q1 FY2021

•	Adjusted diluted earnings per share from continuing operations of $0.52, up 206% from $0.17 in Q1 FY2021

•	First quarter cash flow from operating activities from continuing operations of $18 million

WOOD DALE, ILLINOIS (September 23, 2021) — AAR CORP. (NYSE: AIR) today reported first quarter Fiscal Year 2022 consolidated sales of $455.1 million and income from continuing operations of $11.2 million, or $0.31 per diluted share. For the first quarter of the prior year, the Company reported sales of $400.8 million and loss from continuing operations of $13.9 million, or $0.40 per diluted share. Our adjusted diluted earnings per share from continuing operations in the first quarter of Fiscal Year 2022 were $0.52 compared to $0.17 in the first quarter of the prior year. Current quarter results included net pretax adjustments of $9.9 million, or $0.21 per share, primarily due to a previously disclosed customer contract termination and related asset impairment charges.

Consolidated first quarter sales increased 14% over the prior year quarter. Our consolidated sales to commercial customers increased 53% over the prior year quarter primarily due to the recovery in the commercial market from the impact of COVID-19. Our consolidated sales to government customers decreased 17% primarily related to timing as the prior year quarter included significant activity across both our U.S. Marine Corps C-40 and U.S. Air Force pallet contracts.

On a sequential basis, consolidated first quarter sales increased 4% over the fourth quarter. Our consolidated sales to commercial customers increased 17% over the fourth quarter while consolidated sales to government customers decreased 10%.

Sales to commercial customers were 59% of consolidated sales compared to 44% in the prior year’s quarter reflecting the recovery in the commercial market from the impact of COVID-19.

Subsequent to the end of the quarter, we announced several new contract awards including:

•	Exclusive distribution agreement with Arkwin Industries covering its broad line of engine actuation and commercial aviation products, which complement our existing engine parts offerings

•	Firm, fixed price contract from the Department of Energy’s National Nuclear Security Administration for the conversion and delivery of a Boeing 737-700 aircraft

•	Extension of our long-term, component support agreement with Volotea, a growing low-cost carrier in Spain, for its fleet of Airbus narrow body aircraft utilizing our logistics centers in Europe

“We had a very strong start to the year across our commercial business. We saw robust performance in our MRO operations and continued recovery in our parts activities. We also secured new government and commercial program contract awards while adding another exclusive new parts distribution agreement, which we expect to contribute to our long-term growth,” said John M. Holmes, President and Chief Executive Officer of AAR CORP.

Gross profit margins increased from 12.1% in the prior year quarter to 14.2% in the current quarter and adjusted gross profit margin increased from 13.0% to 16.1%, primarily due to the favorable impact from our actions to reduce costs and increase our operating efficiency. Expeditionary Services profitability increased significantly from 10.8% to 19.0% reflecting the sale of the Composites business in the prior year quarter and improved execution in the Mobility business.

Selling, general and administrative expenses increased from $45.3 million to $49.3 million mainly due to restoration of temporary compensation reductions. Selling, general and administrative expenses as a percent of sales decreased from 11.3% to 10.8% due to the favorable impact from our cost reduction actions.

Operating margin increased from 0.8% in the prior year quarter to 3.3% in the current quarter and adjusted operating margin increased from 2.5% to 5.5%, primarily due to the favorable impact from our actions to reduce costs and increase our operating efficiency. Sequentially, our adjusted operating margin increased from 5.2% in the fourth quarter to 5.5% in the current quarter.

In conjunction with the U.S. exit from Afghanistan, we have concluded our activities in country under our WASS and U.S. Department of Defense contracts. The operations related to our activities in Afghanistan contributed revenue of $67 million in Fiscal 2021.

Holmes continued, “I am extremely proud of our WASS team and their work in Afghanistan. Our team played a vital role in helping to evacuate over 2,000 U.S. Embassy personnel over a 36 hour period. This was a very difficult operation in a challenging environment but all of our flights were completed successfully and once our mission was accomplished, all of our AAR team members were safely evacuated. We are very grateful for their service.”

Net interest expense for the quarter was $0.7 million compared to $1.6 million last year. Average diluted share count increased to 35.7 million from 35.0 million in the prior year quarter.

Cash flow provided by operating activities from continuing operations was $17.5 million during the current quarter compared to $39.8 million in the prior year quarter, which included $48.5 million related to our receipt of funding from the CARES Act through the Payroll Support Program. Excluding our accounts receivable financing program, our cash flow provided by operating activities from continuing operations was $25.9 million in the current quarter.

Holmes concluded, “Our continued focus on driving operating efficiency and working capital management led to another quarter of sequential margin improvement and strong cash flow. Looking forward, while the U.S. exit from Afghanistan will impact our government business in the near term, we are encouraged by the strong pipeline of offsetting government opportunities such as the recent contract award from the Department of Energy. In our commercial markets, the timing of the recovery has been impacted by the Delta variant, but as we continue to see demand increase, particularly in our parts activities, we expect continued growth and operating margin expansion.”

Conference Call Information

AAR will hold its quarterly conference call at 3:45 p.m. CT on September 23, 2021. The conference call can be accessed by calling 866-802-4322 from inside the U.S. or +1-703-639-1319 from outside the U.S. A replay of the conference call will also be available by calling 855-859-2056 from inside the U.S. or +1-404-537-3406 from outside the U.S. (access code 8294140). The replay will be available from 7:15 p.m. CT on September 23, 2021 until 10:59 p.m. CT on September 29, 2021.

About AAR

AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through two operating segments: Aviation Services and Expeditionary Services. AAR’s Aviation Services include parts supply; OEM solutions; integrated solutions; maintenance, repair, overhaul; and engineering. AAR’s Expeditionary Services include mobility systems operations. Additional information can be found at www.aarcorp.com.

Contact: Dylan Wolin – Vice President, Strategic & Corporate Development and Treasurer | (630) 227-2017 | dylan.wolin@aarcorp.com

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, which reflect management’s expectations about future conditions, including but not limited to (i) the ability of our latest distribution, government and commercial programs contract awards to support continued long-term growth,(ii) the impact of our continued focus on driving operating efficiency and working capital management on sequential margin improvement and cash flow, (iii) the impact on our government business in the near term of the recent U.S. exit from Afghanistan, (iv) the impact of the strong pipeline of offsetting government opportunities on our future results and (v) our expectations regarding continued growth and operating margin expansion.

Forward-looking statements often address our expected future operating and financial performance and financial condition, or sustainability targets, goals, commitments, and other business plans, and often may also be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

These forward-looking statements are based on the beliefs of Company management, as well as assumptions and estimates based on information available to the Company as of the dates such assumptions and estimates are made, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors, including: (i) factors that adversely affect the commercial aviation industry; (ii) the continued impact of the COVID-19 pandemic on air travel, worldwide commercial activity and our and our customers’ ability to source parts and components; (iii) a reduction in the level of sales to the branches, agencies and departments of the U.S. government and their contractors (which were 44.7% of total sales in fiscal 2021); (iv) non-compliance with laws and regulations relating to the formation, administration and performance of our U.S. government contracts; (v) cost overruns and losses on fixed-price contracts; (vi) nonperformance by subcontractors or suppliers; (vii) changes in or non-compliance with laws and regulations that may affect certain of our aviation and government and defense related activities that are subject to licensing, certification and other regulatory requirements imposed by the FAA, the U.S. State Department and other regulatory agencies, both domestic and foreign; (viii) a reduction in outsourcing of maintenance activity by airlines; (ix) a shortage of the skilled personnel on whom we depend to operate our business, or work stoppages; (x) competition from other companies, including original equipment manufacturers, some of which have greater financial resources than we do; (xi) financial and operational risks arising as a result of operating internationally; (xii) inability to integrate acquisitions effectively and execute our operational and financial plan related to the acquisitions; (xiii) inability to recover our costs due to fluctuations in market values for aviation products and equipment caused by various factors, including reductions in air travel, airline bankruptcies, consolidations and fleet reductions; (xiv) asset impairment charges we may be required to recognize to reflect the non-recoverability of our assets or lowered expectations regarding businesses we have acquired; (xv) limitations on our ability to access the debt and equity capital markets or to draw down funds under loan agreements; (xvi) non-compliance with restrictive and financial covenants contained in certain of our loan agreements, and government funding received under the CARES Act; (xvii) restrictions on paying, or failure to maintain or pay dividends; (xviii) exposure to product liability and property claims that may be in excess of our liability insurance coverage; (xix) threats to our systems technology from equipment failures’ cyber and other security y breaches or other disruptions; (xx) the costs of compliance, and liability for non-compliance, with environmental regulations, including future requirements regarding climate change; and (xxi) a need to make significant capital expenditures to keep pace with technological developments in our industry. Should one or more of those risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described. Those events and uncertainties are difficult or impossible to predict accurately and many are beyond our control.

For a discussion of these and other risks and uncertainties, refer to our Annual Report on Form 10-K, Part I, “Item 1A, Risk Factors” and our Quarterly Reports on Form 10-Q. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The risks described in these reports are not the only risks we face, as additional risks and uncertainties are not currently known or foreseeable or impossible to predict accurately or risks that are beyond the Company’s control or deemed immaterial may materially adversely affect our business, financial condition or results of operations in future periods. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

AAR CORP. and Subsidiaries

Consolidated Statements of Operations (In millions except per share data - unaudited)	Three Months Ended August 31,
	2021	2020
Sales	$455.1	$400.8
Cost and expenses:
Cost of sales	390.5	352.2
Selling, general and administrative	49.3	45.3
Loss from joint ventures	(0.2)	(0.1)
Operating income	15.1	3.2
Loss on sale of business	––	(19.5)
Interest expense, net	(0.7)	(1.6)
Other income, net	0.7	0.2
Income (Loss) from continuing operations before income taxes	15.1	(17.7)
Income tax expense (benefit)	3.9	(3.8)
Income (Loss) from continuing operations	11.2	(13.9)
Income (Loss) from discontinued operations	0.3	(0.6)
Net income (loss)	$11.5	$(14.5)

Earnings (Loss) per share – Basic
Earnings (Loss) from continuing operations	$0.32	$(0.40)
Earnings (Loss) from discontinued operations	0.01	(0.02)
Earnings (Loss) per share – Basic	$0.33	$(0.42)

Earnings (Loss) per share – Diluted
Earnings (Loss) from continuing operations	$0.31	$(0.40)
Earnings (Loss) from discontinued operations	0.01	(0.02)
Earnings (Loss) per share – Diluted	$0.32	$(0.42)

Share Data:
Weighted average shares outstanding – Basic	35.1	34.9
Weighted average shares outstanding – Diluted	35.7	35.0

AAR CORP. and Subsidiaries

Consolidated Balance Sheets (In millions)	August 31, 2021	May 31, 2021
	(unaudited)
ASSETS
Cash and cash equivalents	$48.8	$51.8
Restricted cash	3.8	8.4
Accounts receivable, net	180.8	166.7
Contract assets	74.6	71.9
Inventories, net	525.8	540.6
Rotable assets and equipment on or available for lease	52.3	50.4
Assets of discontinued operations	19.2	19.5
Other current assets	39.6	27.7
Total current assets	944.9	937.0
Property, plant, and equipment, net	109.1	120.0
Operating lease right-of-use assets, net	73.6	75.8
Goodwill and intangible assets, net	122.1	123.8
Rotable assets supporting long-term programs	178.0	184.3
Other non-current assets	108.0	98.8
Total assets	$1,535.7	$1,539.7

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$304.0	$301.4
Liabilities of discontinued operations	20.2	35.4
Total current liabilities	324.2	336.8
Long-term debt	127.6	133.7
Operating lease liabilities	58.0	59.9
Other liabilities and deferred income	37.7	34.9
Total liabilities	547.5	565.3
Equity	988.2	974.4
Total liabilities and equity	$1,535.7	$1,539.7

AAR CORP. and Subsidiaries

Consolidated Statements of Cash Flows (In millions – unaudited)	Three Months Ended August 31,
	2021	2020
Cash flows provided by operating activities:
Net income (loss)	$11.5	$(14.5)
Less: (Income) Loss from discontinued operations	(0.3)	0.6
Income (Loss) from continuing operations	11.2	(13.9)
Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities
Depreciation and intangible amortization	8.9	9.0
Stock-based compensation	3.1	2.7
Loss on sale of business	––	19.5
Customer contract termination costs	––	2.2
Impairment charges	2.3	5.8
Changes in certain assets and liabilities:
Accounts receivable	(14.5)	2.7
Contract assets	(2.8)	(0.1)
Inventories	14.4	18.8
Rotable assets supporting long-term programs	0.9	1.0
Accounts payable and accrued liabilities	2.9	(25.1)
Payroll Support Program deferred credit	––	40.8
Deferred revenue on long-term programs	(2.0)	(17.9)
Other	(6.9)	(5.7)
Net cash provided by operating activities – continuing operations	17.5	39.8
Net cash used in operating activities – discontinued operations	(14.6)	(0.9)
Net cash provided by operating activities	2.9	38.9

Cash flows used in investing activities:
Property, plant and equipment expenditures	(2.2)	(3.3)
Other	(2.7)	1.6
Net cash used in investing activities – continuing operations	(4.9)	(1.7)

Cash flows used in financing activities:
Short-term borrowings, net	(5.0)	(355.0)
Proceeds from Payroll Support Program note	––	8.7
Cash dividends	––	(0.1)
Other	(0.5)	(1.5)
Net cash used in financing activities – continuing operations	(5.5)	(347.9)
Effect of exchange rate changes on cash	(0.1)	0.1
Decrease in cash and cash equivalents	(7.6)	(310.6)
Cash, cash equivalents, and restricted cash at beginning of period	60.2	424.7
Cash, cash equivalents, and restricted cash at end of period	$52.6	$114.1

Sales By Business Segment (In millions - unaudited)	Three Months Ended August 31,
	2021	2020
Aviation Services	$435.6	$363.6
Expeditionary Services	19.5	37.2
	$455.1	$400.8

Gross Profit by Business Segment (In millions- unaudited)	Three Months Ended August 31,
	2021	2020
Aviation Services	$60.9	$44.6
Expeditionary Services	3.7	4.0
	$64.6	$48.6

Adjusted income from continuing operations, adjusted diluted earnings per share from continuing operations, adjusted sales, adjusted cost of sales, adjusted gross profit margin, adjusted operating income, adjusted cash flow provided by operating activities from continuing operations, adjusted EBITDA, and net debt are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We believe these non-GAAP financial measures are relevant and useful for investors as they illustrate our actual operating performance unaffected by the impact of certain items. When reviewed in conjunction with our GAAP results and the accompanying reconciliations, we believe these non-GAAP financial measures provide additional information that is useful to gain an understanding of the factors and trends affecting our business and provide a means by which to compare our operating performance against that of other companies in the industries we compete. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Adjusted EBITDA is income from continuing operations before interest income (expense), other income (expense), income taxes, depreciation and amortization, stock-based compensation and items of an unusual nature including but not limited to business divestitures, workforce actions, subsidies and costs, impairment charges, facility consolidation and repositioning costs, investigation and remediation compliance costs, and significant customer events such as early terminations, contract restructurings, forward loss provisions and bankruptcies and credit charges.

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Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

Adjusted Income from Continuing Operations (a) (In millions - unaudited)	Three Months Ended August 31,
	2021	2020
Income (Loss) from continuing operations	$11.2	$(13.9)
Investigation and remediation compliance costs	0.1	1.0
Loss on sale of business	––	14.8
Asset impairment charges	1.7	4.4
Contract termination/restructuring costs and loss provisions, net	5.0	1.8
Customer bankruptcy and credit charges	––	0.1
Government COVID-related subsidies	(0.2)	(8.4)
Facility consolidation and repositioning costs	0.1	1.5
Severance and furlough costs	0.7	4.5
Strategic financing evaluation costs	––	0.2
Adjusted income from continuing operations	$18.6	$6.0

(a)	All adjustments are presented net of applicable income taxes.

Adjusted Diluted Earnings per Share from Continuing Operations (a) (In millions - unaudited)	Three Months Ended August 31,
	2021	2020
Diluted earnings (loss) per share from continuing operations	$0.31	$(0.40)
Investigation and remediation compliance costs	0.01	0.03
Loss on sale of business	––	0.42
Asset impairment charges	0.05	0.13
Contract termination/restructuring costs and loss provisions, net	0.14	0.05
Government workforce subsidies	(0.01)	(0.24)
Facility consolidation and repositioning costs	––	0.04
Severance and furlough costs	0.02	0.13
Strategic financing evaluation costs	––	0.01
Adjusted diluted earnings per share from continuing operations	$0.52	$0.17

(a)	All adjustments are presented net of applicable income taxes.

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Adjusted Gross Profit Margin (In millions - unaudited)	Three Months Ended
	August 31, 2021	May 31, 2021	August 31, 2020
Sales	$455.1	$437.6	$400.8
Contract termination/restructuring costs, net	1.0	(2.4)	1.9
Adjusted sales	$456.1	$435.2	$402.7

Cost of sales	$390.5	$365.8	$352.2
Contract termination/restructuring costs and loss provisions, net	(5.7)	(1.1)	(0.3)
Government COVID-related subsidies, net	0.3	1.4	10.1
Facility consolidation and repositioning costs	(0.1)	(2.1)	(2.0)
Asset impairment charges	(2.3)	––	(5.8)
Severance and furlough costs, net	(0.1)	(0.6)	(3.7)
Adjusted cost of sales	$382.6	$363.4	$350.5

Adjusted gross profit margin	16.1%	16.5%	13.0%

Adjusted Operating Margin (In millions - unaudited)	Three Months Ended
	August 31, 2021	May 31, 2021	August 31, 2020
Adjusted sales	$456.1	$435.2	$402.7

Operating income	$15.1	$20.7	$3.2
Investigation and remediation costs	0.2	––	1.3
Contract termination/restructuring costs and loss provisions, net	6.7	(1.4)	2.2
Customer bankruptcy and credit charges	––	2.4	0.2
Government COVID-related subsidies, net	(0.3)	(1.8)	(11.1)
Facility consolidation and repositioning costs	0.1	2.1	2.0
Asset impairment charges	2.3	––	5.8
Severance and furlough costs, net	0.9	0.7	6.0
Strategic financing evaluation costs	––	––	0.3
Adjusted operating income	$25.0	$22.7	$9.9

Adjusted operating margin	5.5%	5.2%	2.5%

Adjusted Cash Provided By Operating Activities From Continuing Operations (In millions - unaudited)	Three Months Ended August 31,
	2021	2020
Cash provided by operating activities from continuing operations	$17.5	$39.8
Amounts outstanding on accounts receivable financing program:
Beginning of period	38.6	74.3
End of period	(30.2)	(55.7)
Adjusted cash provided by operating activities from continuing operations	$25.9	$58.4

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Adjusted EBITDA (In millions - unaudited)	Three Months Ended August 31,		Year Ended May 31,
	2021	2020	2021
Net income (loss)	$11.5	$(14.5)	$35.8
Loss (Income) from discontinued operations	(0.3)	0.6	10.5
Income tax expense (benefit)	3.9	(3.8)	18.2
Other income, net	(0.7)	(0.2)	(4.3)
Interest expense, net	0.7	1.6	4.8
Depreciation and intangible amortization	8.9	9.0	36.3
Investigation and remediation compliance costs	0.2	1.3	4.4
Loss on sale of business	––	19.5	20.2
Asset impairment charges	2.3	5.8	7.0
Contract termination/restructuring costs	6.7	2.2	9.3
Customer bankruptcy charges	––	0.2	4.9
Government COVID-related subsidies	(0.3)	(11.1)	(56.2)
Facility consolidation and repositioning costs	0.1	2.0	4.5
Severance and furlough costs	0.9	6.0	9.0
Strategic financing evaluation costs	––	0.3	1.0
Stock-based compensation	3.1	2.7	9.2
Adjusted EBITDA	$37.0	$21.6	$114.6

Net Debt (In millions- unaudited)	August 31, 2021	August 31, 2020
Total debt	$129.0	$257.0
Less: Cash and cash equivalents	(48.8)	(107.7)
Net debt	$80.2	$149.3

Net Debt to Adjusted EBITDA (In millions - unaudited)
Adjusted EBITDA for the year ended May 31, 2021	$114.6
Less: Adjusted EBITDA for the three months ended August 31, 2020	(21.6)
Plus: Adjusted EBITDA for the three months ended August 31, 2021	37.0
Adjusted EBITDA for the twelve months ended August 31, 2021	130.0
Net debt at August 31, 2021	$80.2
Net debt to Adjusted EBITDA	0.62

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